UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]		Filed by a Party other than the Registrant [ ]
[ ]		Preliminary Proxy Statement
[ ]		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]		Definitive Proxy Statement
[X]		Definitive Additional Materials
[ ]		Soliciting Material Pursuant to Section 240.14a-12
Inland Residential Properties Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)
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[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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November 30, 2018

Dear Stockholder:

As we have previously shared with you, after careful consideration of various strategic alternatives, the Board of Directors of Inland Residential Properties Trust, Inc. (“Inland Residential”) has determined that a liquidity event in the form of a sale of Inland Residential’s assets, and distribution of all net proceeds, is the best approach to maximize stockholder value within a reasonable time period. In order to move forward with this plan, the Board is recommending that you vote “FOR” the approval of the Plan of Liquidation described in the Proxy Statement.

Your Vote Matters! Our Annual Meeting has been adjourned until December 18, 2018 in order to give the Company additional time to solicit votes for the approval of the Plan of Liquidation. Remember, your vote is important regardless of the number of shares you own.

Proxy materials containing detailed information regarding Inland Residential’s liquidity event were previously mailed to you; however, if you need to obtain another copy of the proxy statement, please call 800.662.5200 to have one mailed to you or visit the SEC Filings tab of inland-investments.com/inland-residential-trust to download the full document. It is important to take the time to review the proxy materials and vote your shares. You can vote quickly and easily using any one of the following methods:

1.	VOTE ONLINE – Visit proxyvoting.com/IRPTI and enter your control number found in the lower right-hand corner of the proxy card.
2.	VOTE BY MAIL – Complete your proxy card and return it by mail in the postage paid business reply envelope.
3.	VOTE BY TELEPHONE – Call 800.659.8917 and provide your control number found in the lower right-hand corner of the proxy card.

Sincerely, INLAND RESIDENTIAL PROPERTIES TRUST, INC. Mitchell Sabshon President and Chief Executive Officer

If you have questions regarding your investment in Inland Residential, please contact your financial advisor or Inland’s Investor Services team. Thank you for your confidence in our expertise to maximize stockholder value.

Enclosure

cc: Trustee, Broker Dealer, Financial Advisor

(Please see reverse side for important disclosures.)

The Inland name and logo are registered trademarks being used under license. Inland refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., one of the nation’s largest commercial real estate and finance groups, which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof. Inland has been creating, developing and supporting real estate-related companies for 50 years.

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Residential with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition and sale of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

Although Inland Residential believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Residential undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Residential or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.